                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                            STRUCTURED PRODUCTS CORP.

             (Exact name of registrant as specified in its charter)

                         Delaware                                                   13-3692801
         (State of incorporation or organization)                       (IRS Employer Identification No.)
                   390 Greenwich Street                                               10013
                    New York, New York                                              (Zip Code)
         (Address of principal executive offices)



If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. [x]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange
Act and is effective pursuant to General Instruction A.
(d), please check the following box. [ ]


Securities to be registered pursuant to Section 12(b) of the Act:

                    Title of Each Class                                   Name of Each Exchange on Which
                    to be so Registered                                   Each Class is to be Registered
                    -------------------                                   ------------------------------
  25,300,000 TIERS(R) Principal-Protected Minimum Return
Trust Certificates, Series Nasdaq 2003-13 with a principal
amount of $253,000,000                                                       American Stock Exchange
                   (the "Certificates")


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

Item 1.  Description of Registrant's Securities to be Registered.


         The description of the Certificates to be registered hereunder is set forth under the captions entitled: "Summary Information -- Q&A"; "Risk Factors"; "Description of the Certificates"; "Certain ERISA Considerations"; and "United States Federal Income Tax Considerations" in Registrant's Prospectus Supplement related to the TIERS(R) Principal-Protected Minimum Return Trust Certificates, Series Nasdaq 2003-13, which Prospectus Supplement is hereby deemed to be incorporated by reference into this Form 8-A, a copy of which Prospectus Supplement is to be filed pursuant to Rule 424(b) under the Securities Act as of the date such Prospectus Supplement is to be filed, and "Risk Factors" and "Description of Certificates" in Registrant's Prospectus, dated July 28, 2003, which description is incorporated herein by reference.

Item 2.  Exhibits.

            1. Certificate of Incorporation of Structured Products Corp. is set forth as Exhibit 3.1 to Registration Statement No. 333-89080 on Form S-3 (the "Registration Statement") and is incorporated herein by reference.

            2. By-laws, as amended, of Structured Products Corp. are set forth as Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

            3. Form of Corporate Trust Agreement is set forth as Exhibit 4.3 to the Registration Statement and is incorporated herein by reference.

            4. Form of the Prospectus is attached to the Registration Statement and is incorporated herein by reference.

            5. Form of the Preliminary Prospectus Supplement dated on or about June 12, 2003 related to the TIERS(R) Principal-Protected Minimum Return Trust Certificates, Series Nasdaq 2003-13, which was filed with the Securities and Exchange Commission on June 13, 2003, pursuant to Rule 424(b)(5) under the Securities Act of 1933, and is incorporated herein by reference.

            6. The Prospectus Supplement dated July 28, 2003 related to the TIERS(R) Principal-Protected Minimum Return Trust Certificates, Series Nasdaq 2003-13, which was filed with the Securities and Exchange Commission on or about July 30, 2003, pursuant to Rule 424(b) under the Securities Act of 1933, and is incorporated herein by reference.

            7. Form of TIERS(R) Asset Backed Supplement Series Nasdaq 2003-13 related to the TIERS(R) Principal-Protected Minimum Return Trust Certificates, Series Nasdaq 2003-13, which is attached hereto.



                   [Balance of page left intentionally blank]

                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       STRUCTURED PRODUCTS CORP.

Date:    July 30, 2003




                                       By:    /s/John W. Dickey
                                              ----------------------------------
                                              John W. Dickey
                                              Authorized Signatory



                                       3